Exhibit 99.1

Sterling Bancorp Revises Second Quarter 2021 Financial Results

Southfield, Michigan, August 13, 2021 — Sterling Bancorp, Inc. (NASDAQ: SBT) (“Sterling” or the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today revised its unaudited financial results for its second quarter ended June 30, 2021. Subsequent to the Company’s press release issued on August 2, 2021, the Company determined that the negative escrow account balances on residential real estate loans with a “Pass” classification, totaling approximately $1.2 million at June 30, 2021, should not be factored into the establishment of the provision (recovery) for loan losses for the second quarter of 2021 or the resulting allowance for loan losses because such balances continued to merit a reasonable expectation of collection based on the Company’s historical experience. In reporting its second quarter results, the Company had, for the first time, taken these negative escrow balances into account in its evaluation of the allowance for loan losses in the same manner as the negative escrow balances on nonperforming loans. The net result of this change was to increase net income for the three months and six months ended June 30, 2021 by $0.9 million. The material resulting revisions to the Company’s financial highlights for the second quarter ended June 30, 2021 are below.

Revised Second Quarter 2021 Highlights

•	Net income of $3.5 million and $5.8 million for the three and six months ended June 30, 2021, respectively
•	Income per diluted share of $0.07 and $0.12 for the three and six months ended June 30, 2021, respectively
•	Recovery for loan losses of $1.8 million and $2.5 million for the three and six months ended June 30, 2021, respectively
•	Allowance for loan losses of $70.7 million at June 30, 2021
•	Ratio of allowance for loan losses to total loans held for investment of 3.00% for both the three and six months ended June 30, 2021

The revisions to the Company’s financial results for the second quarter ended June 30, 2021 added a nominal positive impact to the Company and the Bank’s capital ratios.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Investor Contact:

Sterling Bancorp, Inc.

Stephen Huber

Chief Financial Officer

(248) 351-3428

shuber@sterlingbank.com